Filed pursuant to Rule 424(b)(7)
Registration No. 333-184584

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	231,428	$87.18	$20,175,893	$2,599.00

(1)    Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low sales price of a share of the Registrant's Common Stock, as reported by the NASDAQ Global Select Market on July 16, 2014.

(2)    Calculated in accordance with Rules 456(b), 457(c) and 457(r) of the Securities Act.

PROSPECTUS SUPPLEMENT	As Filed Pursuant to Rule 424(b)(7)
(To Prospectus dated October 24, 2012)	Registration No. 333-184584
231,428 Shares
The Hain Celestial Group, Inc.
Common Stock
This prospectus supplement relates to the resale from time to time of up to 231,428 shares of common stock, $0.01 par value per share (the “Common Stock”) of The Hain Celestial Group, Inc. We issued these shares of Common Stock in a private transaction in connection with the acquisition of 10,569 shares of common stock, $0.001 par value per share of Hain Pure Protein Corporation, a Delaware corporation.
The selling shareholder identified in this prospectus supplement (the “Selling Shareholder”) or its successors, may offer the shares from time to time directly or through underwriters, broker or dealers and in one or more public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices, as further described herein. If the shares are sold through underwriters, broker-dealers or agents, the Selling Shareholder or purchasers of the shares will be responsible for underwriting discounts or commissions or agents' commissions. The timing and amount of any sale is within the sole discretion of the Selling Shareholder, subject to certain restrictions.
    We will not receive any proceeds from the sale of these shares by the Selling Shareholders.
Our Common Stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol “HAIN.” The last reported sale price of our shares of Common Stock on July 16, 2014 was $86.42 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement. You should carefully consider these risk factors and risks before deciding to purchase any Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is July 17, 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.
To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus or the information included or incorporated by reference in this prospectus supplement. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us is accurate only as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD LOOKING STATEMENTS

All statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements constitute forward-looking statements within the meaning of Securities Act and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “intend,” “estimate,” “believe,” “seek”, “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include our beliefs or expectations relating to: (i) our intention to grow organically and through acquisitions; (ii) increasing distribution of our brands; (iii) the integration of our brands and the resulting impact thereof; (iv) the introduction of new products; (v) our long term strategy for sustainable growth; (vi) the economic and political environment; (vii) higher input costs; (viii) measures taken to address challenging economic conditions, higher input costs and inflation; (ix) the integration of acquisitions and the opportunities for growth related thereto; (x) our tax rate; (xi) the repatriation of foreign cash balances; (xii) our cash and cash equivalent investments having no significant exposure to interest rate risk; (xiii) our capital spending for fiscal year 2014; (xiv) our sources of liquidity being adequate to fund our anticipated operating and cash requirements for the next twelve months; (xv) seasonality; (xvi) inflation; and (xvii) legal proceedings. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, the following:

•
our ability to achieve our guidance for net sales and earnings per diluted share in fiscal year 2014 given the economic environment in the U.S. and other markets that we sell products as well as economic, political and business conditions generally and their effect on our customers and consumers' product preferences, and our business, financial condition and results of operations;

•	changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets, as well as with respect to our valuation allowances of our deferred tax assets;

•	our ability to implement our business and acquisition strategy;

•	the ability of our joint venture investments to successfully execute their business plans;

•
our ability to realize sustainable growth generally and from investments in core brands, offering new products and our focus on cost containment, productivity, cash flow and margin enhancement in particular;

•	our ability to effectively integrate our acquisitions;

•	our ability to successfully consummate any proposed divestitures;

•	the effects on our results of operations from the impacts of foreign exchange;

•	competition;

•	the success and cost of introducing new products as well as our ability to increase prices on existing products;

•	availability and retention of key personnel;

•	our reliance on third party distributors, manufacturers and suppliers;

•	our ability to maintain existing customers and secure and integrate new customers;

•	our ability to respond to changes and trends in customer and consumer demand, preferences and consumption;

•	risks associated with international sales and operations;

•	changes in fuel, raw material and commodity costs;

•	changes in, or the failure to comply with, government regulations;

•	the availability of organic and natural ingredients;

•	the loss of one or more of our manufacturing facilities;

•	our ability to use our trademarks;

•	reputational damage;

•	product liability;

•	seasonality;

•	litigation;

•	our reliance on our information technology systems; and

•	the other risks detailed from time-to-time in our reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2013.

As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements and neither us nor any person assumes responsibility for the accuracy and completeness of these statements. You are cautioned not to rely unduly on any forward looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC.
You may obtain copies of these documents as described under “Where You Can Find More Information; Incorporation by Reference” below.

PROSPECTUS SUMMARY

This summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in our Common Stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “Where You Can Find More Information” and the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, incorporated by reference into this prospectus supplement and the accompanying prospectus.

THE COMPANY

The Hain Celestial Group, Inc. and its subsidiaries (collectively, the “Company,” and herein referred to as “we,” “us,” and “our”) manufacture, market, distribute and sell organic and natural products under brand names which are sold as “better-for-you” products, providing consumers with the opportunity to lead A Healthier Way of LifeTM. We are a leader in many organic and natural products categories, with many recognized brands. Our brand names are well recognized in the various market categories they serve and include Earth's Best®, Ella's Kitchen®, Celestial Seasonings®, Terra®, Garden of Eatin'®, Sensible Portions®, The Greek Gods®, Spectrum®, Spectrum Essentials®, Rice Dream®, Soy Dream®, Almond Dream®, Imagine®, WestSoy®, Arrowhead Mills®, MaraNatha®, SunSpire®, Health Valley®, BluePrint®, Lima®, Danival®, GG UniqueFiberTM, FreeBird®, Plainville Farms®, Yves Veggie Cuisine®, Europe's Best®, DeBoles®, Rudi’s Organic Bakery®, Tilda®; Linda McCartney® (under license), The New Covent Garden Soup Co.®, Johnson's Juice Co.®, Farmhouse Fare®, Cully & Sully®, Hartley's®, Sun-Pat®, Gale's®, Robertson's® and Frank Cooper's®. Our personal care products are marketed under the Avalon Organics®, Alba Botanica®, JASON®, Queen Helene® and Earth's Best® brands.

Our mission is to be the leading marketer, manufacturer and seller of organic and natural products by anticipating and exceeding consumer expectations in providing quality, innovation, value and convenience. We are committed to growing our Company while continuing to implement environmentally sound business practices and manufacturing processes. Our business strategy is to integrate the brands in each of our segments under one management team and employ uniform marketing, sales and distribution strategies where possible. We market our products through a combination of direct sales personnel, brokers and distributors. We believe that our direct sales personnel combined with brokers and distributors provide an effective means of reaching a broad and diverse customer base. Our products are sold to specialty and natural food distributors, supermarkets, natural food stores, mass-market retailers, e-tailers, food service channels and club, drug and convenience stores. We manufacture domestically and internationally and our products are sold in more than 60 countries.
We have acquired numerous brands since our formation and our goal is to continue to grow both organically as well as through the acquisition of complementary brands. We consider the acquisition of organic and natural food and personal care products companies or product lines an integral part of our business strategy. During the fiscal year ended June 30, 2014, we completed two acquisitions. On January 13, 2014, we acquired Tilda Limited (“Tilda”), a leading premium 100% branded Basmati and specialty rice products company. Tilda offers a range of over 60 dry rice and ready-to-heat branded products under the brand names Tilda®, Akash® and Abu Shmagh® to consumers in over 40 countries, principally in the United Kingdom, the Middle East and North Africa, Continental Europe, North America and India. On April 28, 2014, the Company acquired Charter Baking Company, Inc. and its subsidiary Rudi’s Organic Bakery, Inc. (“Rudi’s”), a leading organic and gluten-free company with facilities in Boulder, Colorado. Under the Rudi’s Organic Bakery® and Rudi’s Gluten-Free Bakery brands, Rudi’s offers a range of approximately 60 products including USDA certified organic breads, buns, bagels, tortillas, wraps and soft pretzels and various gluten-free products including breads, buns, pizza crusts, tortillas, snack bars and stuffing in the United States and Canada.
We also seek to broaden the distribution of our key brands across all sales channels and geographies. We believe that by integrating our various brands, we will continue to achieve economies of scale and enhanced market penetration. We seek to capitalize on the equity of our brands and the distribution achieved through each of our acquired businesses with strategic and timely introductions of new products that complement and provide innovation to existing lines to enhance revenues and margins. We believe our continuing investments in the operational performance of our business units and our focused execution on cost containment, productivity, cash flow and margin enhancement positions us to offer innovative new products with healthful attributes and enables us to build on the foundation of our long-term strategy of sustainable growth. We are committed to creating and promoting A Healthier Way of LifeTM for the benefit of consumers, our customers, shareholders and employees.
The global economic environment remains challenging. With the recent acquisitions we have made, a larger proportion of our sales take place outside of the United States. A deterioration in economic conditions in the areas in which we operate may have an adverse impact on our sales volumes and profitability. Our future success will depend in part on our ability to manage continued global economic or political uncertainty, particularly in our significant geographic markets. Generally, energy and commodity prices continue to be volatile, and we have experienced increases in select input costs. We expect that higher input costs will continue to affect future periods. We have taken, and will continue to take, measures to mitigate the impact of these challenging conditions and input cost increases with improvements in operating efficiencies, cost savings initiatives and price increases to our customers.
As a consumer products company, we rely on continued demand for our brands and products. Our results are dependent on a number of factors impacting consumer confidence and spending, including but not limited to, general economic and business conditions and wage and employment levels. In the United States, our use of promotional allowances and programs, expanded distribution and introduction of innovative new products has helped to increase consumer consumption of our brands in recent years. In the United Kingdom, our recent acquisitions of Tilda and the UK Ambient Grocery Brands provide us with the opportunity to introduce more of our existing brands into this market. We have also begun to introduce a number of new products under these brands, broadening our UK portfolio. In addition, the Tilda acquisition expands our worldwide product portfolio into the premium Basmati rice category along with other specialty rice products.
We were incorporated in Delaware on May 19, 1993. Our worldwide headquarters office is located at 1111 Marcus Avenue, Lake Success, New York 11042 and our telephone number is (516) 587-5000. Our public website is www.hain.com. On our website, investors can find press releases, financial filings and other information about us. The SEC's website, www.sec.gov, also offers access to reports and documents we have electronically filed with or furnished to the SEC. These website addresses are not intended to function as hyperlinks, and the information contained on our website and in the SEC's website is not intended to be a part of this prospectus or any accompanying prospectus supplement.

THE OFFERING
Selling Shareholder	Pegasus Partners III, L.P.

Shares of Common Stock being offered by the Selling Shareholders........................................................	231,428

Shares of Common Stock outstanding............................	50,122,702 shares outstanding as of July 1, 2014
Use of Proceeds...............................................................	We will not receive any proceeds from the Selling Shareholder’s sale of the shares of Common Stock described in the prospectus supplement and the accompanying prospectus.
Risk Factors.....................................................................
Investing in our Common Stock involves a high degree of risk and the purchaser of our shares of Common Stock may lose their entire investment. See “Risk Factors” beginning on page S-7 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the risk factors you should carefully consider before deciding to investment in our Common Stock.

Ticker Symbol.................................................................	HAIN

RISK FACTORS

Investing in shares of our Common Stock involves risk. Please see the risk factors described below and those described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should consider carefully these risk factors together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase shares of our Common Stock. These risks and uncertainties are not the only ones facing us, and there may be additional matters that we are unaware of or that we currently consider immaterial. Any of these risks and uncertainties could adversely affect our business, financial condition, results of operations, liquidity or prospects and, thus, the value of an investment in shares of our Common Stock.
Risks Relating to Our Common Stock and this Offering

The price of our Common Stock may fluctuate and you could lose all or a significant part of your investment.
Volatility in the market price of our Common Stock may prevent you from being able to sell your shares at or above the price you paid. The market price of our Common Stock may also be influenced by many factors, some of which are beyond our control, including:

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	general economic conditions;

•	war, terrorist acts and epidemic disease;

•	future sales of our Common Stock or securities linked to our Common Stock;

•	investor perceptions of us and our industry; and

•	the failure of securities analysts to cover our Common Stock, or to the extent covered, changes in financial estimates by analysts or a downgrade of our stock or sector by analysts.

In addition, the stock market in general has experienced extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may materially reduce the market price of our Common Stock, regardless of our operating performance.
Future sales of Common Stock by our existing or future stockholders may cause our stock price to fall.
The market price of our Common Stock could decline as a result of sales by our existing and future stockholders, or the perception that such sales could occur, which might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
Our share price could decline as a result of this offering or if a large number of shares of our Common Stock or equity-related securities are sold in the future.
Sales of a substantial number of shares of our Common Stock could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. This offering and any such future sales or issuances could dilute the ownership interests of stockholders, and we cannot predict the effect that this offering or future sales or issuances of our Common Stock or other equity-related securities would have on the market price of our Common Stock nor can we predict our future needs to fund our operations or balance sheet with future equity issuances.

SUMMARY OF THE UNDERLYING TRANSACTION

On July 17, 2014 we entered into a stock purchase agreement (the “Agreement”) with the Selling Shareholder to effect a transaction (the “Stock Purchase”) in which we purchased 10,569 shares of common stock, par value $0.001 per share (the “Purchased Shares”), of Hain Pure Protein Corporation, a Delaware corporation (“Hain Pure Protein”) for $40 million. As a result of the Stock Purchase, Hain Pure Protein became our wholly-owned subsidiary. The Stock Purchase closed on July 17, 2014 and we issued to the Selling Shareholder, in a private placement exempt from registration under the Securities Act, 231,428 shares of our Common Stock (the “Registrable Shares”). The resale of the Registrable Shares by the Selling Shareholder is being registered by this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We will not receive any proceeds as a result of the sale of the Registrable Shares by the Selling Shareholder described in this prospectus supplement and the accompanying prospectus.

SELLING SHAREHOLDERS

As described above, on July 17, 2014, in connection with the Stock Purchase, we issued the Registrable Shares to the Selling Shareholder, which we are registering for resale by it and which are covered by this prospectus supplement and the accompanying prospectus. The information contained in the table below in respect of the Selling Shareholder (i.e., its name, the number of shares beneficially owned and the number of shares offered) has been obtained from the Selling Shareholder and has not been independently verified by us.
The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the assumption that the Selling Shareholder will sell all of the shares of Common Stock owned by it that are covered by this prospectus supplement and the accompanying prospectus.

Selling Shareholder	Class	Number of Shares Beneficially Owned	Percent of Class(1)	Number of Shares Offered	Number of Shares of Class Beneficially Owned After Offering	Percentage of Shares of Class Beneficially Owned After Offering (1)
Pegasus Partners III, L.P., a Delaware limited partnership	Common Stock	231,428	0.46%	231,428	0	0%
(1) Percentage ownership calculation is based on 50,122,702 shares of Common Stock outstanding as of July 1, 2014.

PLAN OF DISTRIBUTION

The Selling Shareholder will act independently of the Company in making its decisions with respect to the timing, manner and size of each and any sale. The Selling Shareholder and any of its respective pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the Registrable Shares beneficially owned by it and offered hereby directly or through one or more broker-dealers or agents. The Selling Shareholder will be responsible for its portion of commissions charged by such broker-dealers or agents. The Registrable Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use any one or more of the following methods when selling shares:

•
through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•
through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•
on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•
short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the selling shareholder;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, the Selling Shareholder may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.
The Selling Shareholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the Selling Shareholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the shares of Registrable Shares for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurance that the Selling Shareholder will sell any or all of the Registrable Shares registered pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
We are not aware of any plans, arrangements or understandings between the Selling Shareholder and any underwriter, broker-dealer or agent regarding the sale of shares of Registrable Shares by the Selling Shareholder.
We will pay all expenses incident to the filing of this registration statement. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus supplement and the accompanying prospectus form a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to use our commercially reasonable efforts to keep the registration of the Registrable Shares offered hereby effective until the sooner to occur of the following events (i) the expiration of the twenty-four (24) month period following the date of this Prospectus, or (ii) the sale of all the Registrable Shares.

VALIDITY OF SECURITIES

DLA Piper LLP (US) will pass upon the validity of the securities issued under this prospectus supplement. Roger Meltzer, a partner of DLA Piper LLP (US), is also a member of our board of directors. Mr. Meltzer receives compensation as a board member. Any underwriters will be represented by their own legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).
We also make our annual, quarterly and current reports, proxy statements and other information available free of charge through the investor relations section of our website, www.hain.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. The information on or accessible through our website that is not specifically incorporated by reference herein is not a part of this prospectus supplement or the accompanying prospectus.
We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2013, December 31, 2013 and March 31, 2014;

•
Our Current Reports on Form 8-K filed on August 21, 2013 (filed pursuant to Items 5.02 and 9.01), September 5, 2013, September 16, 2013, November 22, 2013, January 13, 2014 (two), April 3, 2014 and April 29, 2014;

•	The description of our capital stock contained in the Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description; and

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and the accompanying prospectus and before the termination of this offering.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with other information. We will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement and the accompanying prospectus, if such person makes a written or oral request directed to:
The Hain Celestial Group, Inc.
1111 Marcus Avenue
Lake Success, NY 11042
Attention: Investor Relations
(516) 587-5000
investorrelations@hain.com
The Hain Celestial Group, Inc., our logos and all of our other product and service names are registered trademarks or trademarks of The Hain Celestial Group, Inc. in the USA and other select countries. “®” and “™” indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or tradenames of their respective companies.

PROSPECTUS

THE HAIN CELESTIAL GROUP, INC.
COMMON STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

We, or any selling security holder, may from time to time offer to sell our common stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. Our Common Stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol “HAIN.” The warrants and purchase contracts may be convertible or exercisable or exchangeable for common stock or other securities of ours or equity securities of one or more other entities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell our common stock unless accompanied by a prospectus supplement or a free writing prospectus. The shares of our common stock may be sold at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus supplement may be offered by us or any selling security holder directly to investors or to or through underwriters, dealers or agents involved in the offering and any applicable fees, commission or discount arrangements.
Our principal executive offices are located at 58 South Service Road, Melville, New York 11747. Our telephone number is (631) 730-2200.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2012

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).
We also make our annual, quarterly and current reports, proxy statements and other information available free of charge through the investor relations section of our website, www.hain-celestial.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. The information on or accessible through our website that is not specifically incorporated by reference herein is not a part of this prospectus.
We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to The Hain Celestial Group, Inc. and its subsidiaries.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

•	Our Current Reports on Form 8-K filed on July 6, 2012, July 16, 2012, August 28, 2012, September 5, 2012 and September 6, 2012;

•	The description of our capital stock contained in the Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description;

•	Our definitive proxy statement filed on October 5, 2012; and

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering.

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.
We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

The Hain Celestial Group, Inc.
58 South Service Road
Melville, NY 11747
Attention: Investor Relations
(631) 730-2200

The Hain Celestial Group, Inc., our logos and all of our other product and service names are registered trademarks or trademarks of The Hain Celestial Group, Inc. in the USA and other select countries. “®” and “™” indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or tradenames of their respective companies.

FORWARD LOOKING STATEMENTS

All statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “intend,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company's beliefs or expectations relating to: (i) the integration of our brands and the resulting impact thereof; (ii) the availability of alternative co-packers and the impact to our business if we are required to change our significant co-packing arrangements; (iii) the level of our sales made outside the United States; (iv) our intention to grow through acquisitions as well as internal expansion; (v) our long-term strategy for sustainable growth; (vi) the economic environment; (vii) our support of increased consumer consumption; (viii) higher input costs; (ix) the integration of acquisitions and the opportunities for growth related thereto; (x) the completion of divestitures; (xi) the repatriation of foreign cash balances; (xii) our cash and cash equivalent investments having no significant exposure to interest rate risk; (xiii) our expectations regarding our capital spending for fiscal year 2013; and (xiv) our sources of liquidity being adequate to fund our anticipated operating and cash requirements for the next twelve months. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (a) our ability to achieve our guidance for net sales and earnings per diluted share in fiscal year 2013 given the economic environment in the U.S. and other markets that we sell products as well as economic, political and business conditions generally and their effect on our customers and consumers' product preferences, and our business, financial condition and results of operations; (b) our expectations for our business for fiscal year 2013 and its positioning for the future; (c) changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; (d) our ability to implement our business and acquisition strategy; (e) the ability of our joint venture investments, including HPP, to successfully execute their business plans; (f) our ability to realize sustainable growth generally and from investments in core brands, offering new products and our focus on cost containment, productivity, cash flow and margin enhancement in particular; (g) our ability to effectively integrate our acquisitions; (h) our ability to successfully consummate our proposed divestitures; (i) the effects on our results of operations from the impacts of foreign exchange; competition; (j) the success and cost of introducing new products as well as our ability to increase prices on existing products; (k) availability and retention of key personnel; (l) our reliance on third party distributors, manufacturers and suppliers; (m) our ability to maintain existing customers and secure and integrate new customers; (n) our ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; (o) changes in fuel, raw material and commodity costs; (p) changes in, or the failure to comply with, government regulations; (q) the availability of natural and organic ingredients; (r) the loss of one or more of our manufacturing facilities; (s) our ability to use our trademarks; (t) reputational damage; (u) product liability; (v) seasonality; (w) litigation; (x) the Company's reliance on its information technology systems; and (y) the other risk factors described in our filings with the SEC.

You are cautioned not to rely unduly on any forward looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information; Incorporation by Reference” above.

RETROACTIVE PRESENTATION FOR CHANGE IN ACCOUNTING PRINCIPLE
The following is presented to reflect the retrospective application of a new accounting pronouncement with respect to the financial information contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012. Effective July 1, 2012, we adopted Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by Accounting Standards Update No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income. These updates require that the components of other comprehensive income be presented in one of two formats: either (i) together with net income in a continuous statement of comprehensive income or (ii) in a second statement of comprehensive income to immediately follow the income statement. These updates do not, however, change the items that must be reported in other comprehensive income or the determination of net income. The new guidance is to be applied retrospectively. The adoption only impacted the presentation of our consolidated financial statements.

The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented. This data should be read in conjunction with our audited consolidated financial statements and the accompanying notes for the fiscal year ended June 30, 2012 as included in our Annual Report on Form 10-K, which is incorporated by reference in the prospectus.

	Fiscal Year Ended
	June 30, 2012			June 30, 2011			June 30, 2010
	Pre-tax amount	Tax (expense) benefit	After-tax amount	Pre-tax amount	Tax (expense) benefit	After-tax amount	Pre-tax amount	Tax (expense) benefit	After-tax amount

Net income			$79,225			$54,982			$28,619

Other comprehensive income (loss):
Foreign currency translation adjustments	$(14,451)	$878	(13,573)	$15,333	$(692)	14,641	$(15,407)	$6,356	(9,051)
Change in deferred gains on cash flow hedging instruments	1,127	(285)	842	(975)	251	(724)	(81)	32	(49)
Change in unrealized gain on available for sale investment	335	(131)	204	149	(51)	98	641	(181)	460
Total other comprehensive income (loss)	$(12,989)	$462	$(12,527)	$14,507	$(492)	$14,015	$(14,847)	$6,207	$(8,640)

Total comprehensive income			$66,698			$68,997			$19,979

USE OF PROCEEDS
We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the prospectus supplement related to a particular offering, documents incorporated by reference, and our subsequent periodic filings with the SEC, and all of the other information contained in this prospectus before deciding whether to purchase our securities. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described in the documents incorporated by reference, you should also refer to the other information contained in or incorporated by reference in the prospectus, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our common stock.

DESCRIPTION OF SECURITIES
We will set forth in the applicable prospectus supplement a description of the common stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.

SELLING SECURITY HOLDERS
We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated by reference.

LEGAL MATTERS
DLA Piper LLP (US) or such other counsel as may be identified in the applicable prospectus supplement will pass upon the validity of any securities issued under this prospectus. Roger Meltzer, a partner of DLA Piper LLP (US), is also a member of our board of directors. Mr. Meltzer receives compensation as a board member. Any underwriters will be represented by their own legal counsel.

EXPERTS
The consolidated financial statements of The Hain Celestial Group, Inc. and Subsidiaries appearing in The Hain Celestial Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (including the schedule appearing therein), and the effectiveness of The Hain Celestial Group, Inc. and Subsidiaries’ internal control over financial reporting as of June 30, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.